Exhibit 10.2

LIMITED WAIVER AND AMENDMENT NO. 10 TO CREDIT AGREEMENT

This LIMITED WAIVER AND AMENDMENT NO. 10 TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 29, 2013 by and among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation (“ITG”), the other Borrowers and Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“GE Capital”), for itself and as Agent (“Agent”), and the other Lenders signatory hereto.  Bank of America, N.A. is acting as Syndication Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and GE Capital Markets, Inc. are acting as Joint Lead Arrangers and Joint Book Runners in connection with this Amendment.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, Borrowers, the other Credit Parties, the Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of March 30, 2011 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties to the Credit Agreement have agreed to an amendment to, and a waiver of certain provisions of, the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1              Limited Waiver.  Agent and the Lenders hereby waive any Event of Default that has occurred under Section 7.1(i) of the Credit Agreement solely to the extent any such Event of Default occurred on or prior to the Tenth Amendment Effective Date.

2              Consent and Tenth Amendment Effective Date Funding.  Each Lender hereby consents to the non-pro rata reduction of $5,000,000 of Revolving Loan Commitments held by General Electric Capital Corporation on the Tenth Amendment Effective Date and waives any notice requirement of the Borrowers in the Credit Agreement in connection with such reduction.  In reliance upon the representations and warranties of the Credit Parties contained herein and in the other Loan Documents, (i) Bank of America, N.A. agrees to make additional Term Loans to the Borrowers on the Tenth Amendment Effective Date in an aggregate amount equal to $1,429,232.72 and (ii) The PrivateBank and Trust Company agrees to make additional Term Loans to the Borrowers on the Tenth Amendment Effective Date in an aggregate amount equal to $2,570,767.28.

3              Amendments to Credit Agreement.

3.1           The last sentence of Section 1.1(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows

“The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

(A)           the “Borrowing Base” (as calculated pursuant to the Borrowing Base Certificate) in effect from time to time, or

(B)           the Aggregate Revolving Loan Commitment then in effect;

less, in either case, the sum of (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans.”

3.2           The last sentence of Section 1.8(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding the foregoing, the entire remaining principal balance of the Term Loans shall be payable on the Stated Term Loan Maturity Date.”

3.3            Section 7.1(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i)           [Intentionally Omitted]; or”

3.4           The last sentence of Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything in any Loan Document to the contrary, including, without limitation, Section 7.2 of the Credit Agreement, from and after the Tenth Amendment Effective Date, the Agent, on behalf of itself and the Lenders, shall be entitled to full cash dominion (whether by way of delivery of Activation Notices or otherwise) over any depository, securities or commodities accounts of the Credit Parties that are subject to Control Agreements notwithstanding the occurrence or non-occurrence of a Default or an Event of Default.”

3.5           Section 9.1(c) of the Credit Agreement is hereby amended by deleting the occurrence of “, Revolver Block” set forth therein.

3.6           Section 11.1 of the Credit Agreement is hereby amended by amending and restating the pricing grid set forth in the definition of “Applicable Margin” in its entirety to read as follows:

“Average Adjusted Availability	LIBOR Margin	Base Rate Margin
≤ $20,000,000	4.75%	3.75%
>$20,000,000 but ≤ $30,000,000	4.50%	3.50%
>$30,000,000	4.25%	3.25%”

3.7           Section 11.1 of the Credit Agreement is hereby amended by inserting the following new defined terms in proper alphabetical order thereto:

““Stated Term Loan Maturity Date” means March 30, 2016.”

““Tenth Amendment Effective Date” has the meaning assigned to such term in that certain Limited Waiver and Amendment No. 10 to Credit Agreement dated as of March 29, 2013 among Borrowers, the other Credit Parties signatory thereto, Agent and the Lenders signatory thereto.”

3.8           Section 11.1 of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety to read as follows:

““Aggregate Term Loan Commitment” means the combined Term Loan Commitments of the Lenders, which shall be in the amount of $13,274,770.00 as of the Tenth Amendment Effective Date and which shall be reduced as the Term Loan is repaid.”

““Availability” means, as of any date of determination, the amount by which (a) the “Borrowing Base” (as calculated pursuant to the Borrowing Base Certificate but excluding for purposes of the definition of Availability, any amounts included in the calculation of the “Borrowing Base” pursuant to clauses (I)(d) and (I)(e) of the definition thereof) in effect from time to time less the sum of (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans exceeds (b) the aggregate outstanding principal balance of Revolving Loans.”

““Availability Block” means, as of any date of determination $8,000,000; provided that, if following the Tenth Amendment Effective Date and on or prior to January 1, 2014, (x) Borrowers shall have made an aggregate of $1,000,000 of voluntary prepayments of the Term Loan and (y) Excess Availability after giving pro forma effect to such voluntary prepayments is greater than or equal to $19,000,000 (for the avoidance of doubt, calculated in a manner without giving effect to such reduction in the Availability Block to $7,000,000), the Availability Block shall be reduced to $7,000,000.”

““Borrowing Base” means, as of any date of determination by the Agent, from to time to time, an amount equal to

(I) the sum of:

(a) 85% of the US Dollar Equivalent of the book value of Eligible Accounts (other than Insured Accounts);

(b) the lesser of (i) 75% of the US Dollar Equivalent of the book value of Insured Accounts and (ii) $5,000,000;

(c) the least of (i) 65% of the book value (valued at the lower of cost or market) of Eligible Inventory, (ii) 85% of the book value (valued at the lower of cost or market) of Eligible Inventory multiplied by the then current NOLV Factor and (iii) an amount equal to 50% of the Borrowing Base (excluding for purposes of this subclause (I)(c)(iii) only, clauses (I)(d) and (I)(e) of the definition of Borrowing Base);

(d) (i) prior to the expiration or termination of, or full draw by Agent of amounts available under, the WLR/RBS Letter of Credit, an amount equal to the greater of (x) zero and (y) $3,500,000 less the aggregate amount funded to Agent under the WLR/RBS Letter of Credit and (ii) from and after the expiration or termination of, or full draw by Agent of amounts available under, the WLR/RBS Letter of Credit, zero; and

(e) (i) prior to the expiration or termination of, or full draw by Agent of amounts available under, the WLR/RBS Letter of Credit II, an amount equal to the greater of (x) zero and (y) $20,000,000 less the aggregate amount funded to Agent under the WLR/RBS Letter of Credit II and (ii) from and after the expiration or termination of, or full draw by Agent of amounts available under, the WLR/RBS Letter of Credit II, zero, less (II) the sum of:

(a) the Availability Block; and

(b) such Reserves as may be imposed by the Agent in accordance with the terms of this Agreement.”

““EBITDA” means net income (or loss) for the applicable period of measurement of Borrowers and their wholly-owned Subsidiaries on a consolidated basis determined in accordance with GAAP, but minus without duplication (a) the income (or loss) of any Person which is not a Wholly-Owned Subsidiary of a Borrower, except to the extent of the amount of dividends or other distributions actually paid to a Borrower or any of its Wholly-Owned Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of a Borrower or is merged into or consolidated with a Borrower or any of its Subsidiaries or that Person’s assets are acquired by a Borrower or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) non-cash gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrowers and their Subsidiaries, and related tax effects in accordance with GAAP; and (e) any other extraordinary or non-recurring gains or losses of a Borrower or its Subsidiaries (excluding for purposes of this clause (e), any extraordinary or non-recurring gains or losses related to expenses incurred, charged or paid in connection with the ITG Merger Litigation (as referenced in ITG’s public filings, the “ITG Merger Litigation”), and related tax effects in accordance with GAAP in an amount not to exceed $2,000,000 for any period of measurement ending after the Tenth Amendment Effective Date plus, without duplication, (i) all amounts deducted in calculating net income (or loss) for depreciation or amortization for such period; (ii) interest expense (less interest income) deducted in calculating net income (or loss) for such period; (iii) all accrued taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period; (iv) all non-cash LIFO expenses (or minus non-cash LIFO income), non-cash restructuring charges (or minus non-cash restructuring gains) or non-cash purchase accounting adjustments for such period; (v) all non-cash losses or expenses (or minus non-cash income or gain) included or deducted in calculating net income (or loss) for such period including, without limitation, any non-cash loss or expense (or income or gain) due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding impairment of good will, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, non-cash foreign currency exchange losses (or minus gains)  and non-cash expenses deducted as a result of any grant of Stock or Stock Equivalents to employees, officers or directors, but excluding any non-cash loss or expense (x) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (y) relating to a write-down, write off or reserve with respect to Accounts and Inventory; (vi) if positive, the net amount of (A) the sum of (x) all cash received by a Borrower for fees and other intercompany billings charged to affiliates in a prior period that were accrued but not received during such prior period plus (y) fees and other intercompany billings charged to a Borrower by one of its affiliates during such period but not paid in cash during such period less (B) the sum of (x) fees and other intercompany billings charged by a Borrower to affiliates that are accrued but not received during such period plus (y) fees and other intercompany billings charged to a Borrower by one of its affiliates in a prior period that were accrued but not paid during such prior period that are paid in cash during such period (provided that, (I) for purposes of determining EBITDA for any measurement period that includes one or more months ending after January 1, 2012 but on or prior to December 31, 2012, the aggregate amount that shall be added back to net income pursuant to this clause (vi) for each such month during such measurement period shall equal the aggregate amount of expenses incurred by ITG in connection with the “ITG Merger Litigation” during such month plus $400,000 and (II) for purposes of determining EBITDA for any measurement period ending after January 1, 2013, the aggregate amount that shall be added back to net income pursuant to this clause (vi) for each month during such measurement period shall not exceed the aggregate amount of expenses incurred by ITG in connection with the “ITG Merger Litigation” during such month); and (vii) for any measurement period that includes one or more months ending after January 1, 2012 but on or prior to December 31, 2012, expenses incurred by ITG during each such month during such measurement period in connection with the “ITG Merger Litigation”.”

““Excess Availability” means, as of any date of determination, the amount by which (a) the Borrowing Availability then in effect exceeds (b) the sum of (w) aggregate outstanding principal balance of Revolving Loans plus (x) the aggregate amount of Letter of Credit Obligations plus (y) outstanding Swing Loans.”

““Intercreditor Agreement” means that certain Sixth Amended and Restated Subordination and Intercreditor Agreement dated as of March 29, 2013 by and among WLR Recovery Fund IV, L.P., as collateral agent on behalf of the Subordinated Creditors (as defined therein), GE Capital, as agent for the Lenders, and ITG, as amended, amended and restated, supplemented, modified or replaced from time to time.”

““Revolving Termination Date” means the earlier to occur of: (a) March 30, 2016; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.”

““Support Agreement” means that certain Fifth Amended and Restated Support Agreement dated as of March 29, 2013 by and among the Investors, ITG and Agent, as amended, supplemented, modified or replaced from time to time.”

3.9           Section 11.1 of the Credit Agreement is hereby amended by deleting the definition “Revolver Block”.

3.10         Schedules 1.1(a), 1.1(b) and 1.8(a) of the Credit Agreement are hereby amended and restated in their entirety by Schedules 1.1(a), 1.1(b) and 1.8(a) attached hereto as Annex I.

4             Representations and Warranties.  In order to induce Agent and the Lenders to enter into this Amendment, each Borrower and each other Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Amendment), that:

(a)           the execution, delivery and performance by each Credit Party of this Amendment has been duly authorized by all necessary corporate and partnership action and this Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms; and

(b)           upon the effectiveness of this Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Amendment after giving effect to this Amendment and the transactions contemplated hereby.

5             Conditions to Effectiveness.  This Amendment shall be effective on the date when each of the following conditions has been satisfied (the “Tenth Amendment Effective Date”):

(a)           This Amendment shall have been duly executed and delivered by each Borrower, each other Credit Party party hereto, Agent and the Lenders;

(b)           Agent shall have received a copy of the Fifth Amended and Restated Support Agreement that has been duly executed and delivered by each of WLR Recovery Fund IV, L.P. and ITG;

(c)           Agent shall have received a copy of the Sixth Amended and Restated Intercreditor Agreement that has been duly executed and delivered by each of WLR Recovery Fund IV, L.P. and ITG;

(d)           Agent shall have received a payoff letter in form and substance reasonably satisfactory to Agent evidencing the repayment in full of all Secured Note Indebtedness (other than any such Secured Note Indebtedness held by WLR or one or more of its affiliates) (the “Clearlake Payoff”);

(e)           Agent shall have received evidence that Borrower has received not less than $5,000,000 of cash from the Banamex Facility and that such cash shall have been applied to fund at least $5,000,000 of the Clearlake Payoff;

(f)           Agent shall have received a copy of a waiver of all defaults and events of default in existence under the Secured Note Purchase Agreement and all other Secured Note Documents as of the Tenth Amendment Effective Date that has been duly executed and delivered by each Secured Note Purchaser (after giving effect to the Clearlake Payoff);

(g)           Agent shall have received a copy of (i) a duly executed and delivered Assignment Agreement between TD Bank, N.A. and General Electric Capital Corporation, (ii)  a duly executed and delivered Assignment Agreement between General Electric Capital Corporation and Bank of America, N.A. and (iii) a duly executed and delivered Assignment Agreement among General Electric Capital Corporation, The PrivateBank and Trust Company and the Borrower Representative, in each case, in substantially the form attached hereto as Annex III;

(h)           Agent, for the ratable benefit of the Lenders, shall have received, as consideration for execution and delivery of this Amendment, an amendment fee (the “Amendment Fee”) equal to 0.50% of the aggregate principal amount of outstanding Term Loans and Revolving Loan Commitments, in each case immediately after giving effect to this Amendment, which amendment fee shall be fully earned on the date hereof and shall be non-refundable when paid; and

(i)           Agent shall have received, to the extent invoiced, payment of all out-of-pocket expenses (including the legal fees and expenses of Latham & Watkins LLP, counsel to Agent).

6             Conditions Subsequent.  Agent shall have received all of the agreements, documents, instruments and other items set forth on the Post Effectiveness Deliverables Checklist attached hereto as Annex II within the period of time set forth therein for delivery.  Failure by Borrowers to execute and deliver any such agreements, documents, instruments and other items in accordance with the previous sentence shall constitute an immediate Event of Default under the Credit Agreement.

7             Miscellaneous.

7.1           Effect; Ratification.

(a)           Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.  Without limiting the generality of the foregoing, each Credit Party reaffirms its guaranty of the Obligations and the Liens securing those guaranties.

(b)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c)           Each Credit Party acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and the Lenders of this Amendment shall not be deemed (i) except as expressly provided in this Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.

7.2           Counterparts and Signatures by Fax.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument.  Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

7.3           Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7.4           Loan Document.  This Amendment shall constitute a Loan Document.

7.5           GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS:

INTERNATIONAL TEXTILE GROUP, INC.
BURLINGTON INDUSTRIES LLC
CONE JACQUARDS LLC
CONE DENIM LLC
CARLISLE FINISHING LLC
SAFETY COMPONENTS FABRIC
   TECHNOLOGIES, INC.

By:      /s/Craig J. Hart
Name:     Craig J. Hart
Title:       Vice President and Treasurer

NARRICOT INDUSTRIES LLC

By: International Textile Group, Inc., its sole member

By:      /s/Craig J. Hart
Name:     Craig J. Hart
Title:       Vice President and Treasurer

[Signature Page to Amendment No. 10 to Amended and Restated Credit Agreement]

OTHER CREDIT PARTIES:

APPAREL FABRICS PROPERTIES, INC.
BURLINGTON INDUSTRIES V, LLC
CONE ADMINISTRATIVE AND SALES LLC
CONE INTERNATIONAL HOLDINGS II, INC.
INTERNATIONAL TEXTILE GROUP ACQUISITION GROUP LLC
BURLINGTON WORLDWIDE INC.
CONE DENIM WHITE OAK LLC
CONE INTERNATIONAL HOLDINGS, INC.
CONE ACQUISITION LLC
WLR CONE MILLS IP, INC.

By:      /s/Craig J. Hart
Name:     Craig J. Hart
Title:       Vice President and Treasurer

VALENTEC WELLS, LLC
By: International Textile Group, Inc.,
its sole member

By:      /s/Craig J. Hart
Name:     Craig J. Hart
Title:       Vice President and Treasurer

[Signature Page to Amendment No. 10 to Amended and Restated Credit Agreement]

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as the Agent and a Lender

By:           /s/Philip F. Carfora
Name:     Philip F. Carfora
Title:  Its Duly Authorized Signatory

[Signature Page to Amendment No. 10 to Amended and Restated Credit Agreement]

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By:      /s/Eric Haege
Name:     Eric Haege
Title:       Associate Managing Director

Annex I

BANK OF AMERICA, N.A., as a Lender

By:      /s/John Yankauskas
Name:       John Yankauskas
Title:         Sr. Vice President

ANNEX I

Schedule 1.1(a)
Term Loan Commitments

Lender	Term Loan Commitments	Commitment Percentage
General Electric Capital Corporation	$5,352,001.36	40.32%
The PrivateBank and Trust Company	$2,570,767.28	19.37%
Bank of America, N.A.	$5,352,001.36	40.32%
Total	$13,274,770.00	100%

Schedule 1.1(b)
Revolving Loan Commitments

Lender	Revolving Loan Commitments	Commitment Percentage
General Electric Capital Corporation	$36,285,383.64	40.32%
The PrivateBank and Trust Company	$17,429,232.72	19.37%
Bank of America, N.A.	$36,285,383.64	40.32%
Total	$90,000,000.00	100%

Annex I

Schedule 1.8(a)
Scheduled Term Loan Payments

Date of Payment	Amount of Term Loan Payment
May 1, 2011	$500,671
June 1, 2011	$500,671
July 1, 2011	$500,671
August 1, 2011	$500,671
September 1, 2011	$500,671
October 1, 2011	$500,671
November 1, 2011	$500,671
December 1, 2011	$500,671
January 1, 2012	$500,671
February 1, 2012	$500,671
March 1, 2012	$500,671
April 1, 2012	$500,671
The first day of each month thereafter occurring prior to the Stated Term Loan Maturity Date	$250,671
Stated Term Loan Maturity Date	Entire remaining principal balance of the Term Loan

Annex I

ANNEX II

Post Effectiveness Deliverables Checklist

The Borrowers shall and shall cause each other Credit Party to within 90 days after the Tenth Amendment Effective Date (or such longer period as Agent may determine):

(A) execute, deliver and file amendments to the Mortgages in favor of Agent existing prior to the Tenth Amendment Effective Date in a form acceptable to Agent, together with such title endorsements as are reasonably required to give effect thereto in a form acceptable to Agent, together with (x) such owner’s title affidavits as may be reasonably required by the title insurer in substantially the form previously accepted by the title insurer with respect to such Mortgages, including therein any so-called “no-change” survey affidavit and (y) any documents required in connection with the recording of such mortgage amendments and issuance of such endorsements;

(B) deliver to Agent legal opinions relating to the amendments to the Mortgages described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Agent; and

(C) deliver to Agent a completed standard “life of loan” flood hazard determination form for each property encumbered by any such Mortgage, and if the property is located in an area designated by the U.S. Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards, (i) a notification to the applicable Credit Party (each, a “Notice”) and (if applicable) notification to the applicable Credit Party that flood insurance coverage under the National Flood Insurance Program (“NFIP”) created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004 is not available because the applicable community does not participate in the NFIP, (ii) documentation evidencing the applicable Credit Party’s receipt of each Notice (e.g., countersigned Notice, return receipt of certified U.S. Mail, or overnight delivery), and (iii) if a Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the applicable Credit Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to Agent.

Annex II

ANNEX III

Assignment Agreements

[see attached]

Annex III